As filed with the Securities and Exchange Commission on April 8, 2019
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________________________

CRH MEDICAL CORPORATION
(Exact name of Registrant as specified in its charter)

British Columbia	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Suite 578 - 999 Canada Place
World Trade Center, Vancouver, BC  V6C 3E1
 (Address of Registrant’s principal executive offices)

Amended and Restated 2009 Stock Option Plan
 (Full title of plan)

CRH Medical Corporation
227 Bellevue Way NE, #188
Bellevue, WA 98004
(425) 894-9556
(Name, Address and Telephone Number of Agent for Service)
________________________________

Copy to:
Riccardo Leofanti, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Suite 1750, P.O. Box 258 Toronto, Ontario, Canada M5K 1J5 (416) 777-4700	Andrew McLeod, Esq. Blake, Cassels & Graydon LLP 595 Burrard Street, Suite 2600, Three Bentall Centre P.O. Box 49314 Vancouver, British Columbia, Canada V7X 1L3 (604) 631-3399
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐
Accelerated filer ☒
Non-accelerated filer ☐
Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares	1,000,000(2)	$2.69(3)	$2,690,000(3)	$326.03
Total	1,000,000		$2,690,000	$326.03

Notes

(1)
Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the number of Common Shares being registered hereby shall be adjusted to include any additional Common Shares that may become issuable as a result of stock splits, stock dividends, recapitalization or any other similar transactions effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Common Shares in accordance with the provisions of the Registrant’s Amended and Restated 2009 Stock Option Plan.

(2)
The Common Shares being registered relate to share options to be granted in the future under the Registrant’s Amended and Restated 2009 Stock Option Plan, with option exercise prices to be determined in accordance with the provisions of the Registrant’s Amended and Restated 2009 Stock Option Plan.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act on the basis of the average of the high and low prices for the Common Shares on the NYSE American on April 3, 2019.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation by Reference

This Registration Statement on Form S-8 is registering an additional 1,000,000 Common Shares to be issued pursuant to the Registrant’s Amended and Restated 2009 Stock Option Plan (the “Plan”). The Registrant previously registered 1,590,311 Common Shares for issuance under the Plan pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on September 14, 2015 (File No. 333-206945). Pursuant to General Instruction E to Form S-8, the contents of such Registration Statement on Form S-8 are hereby incorporated by reference herein.

Item 8.   Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description

4.1*	Specimen Common Share certificate.

4.2*	Articles of Incorporation of the Registrant.

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on page II-3 of this Registration Statement).

______________________________

* Incorporated by reference to the Registrant's Registration Statement on Form S-8, filed with the Commission on September 14, 2015 (File No. 333-206945).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on April 8, 2019.

CRH MEDICAL CORPORATION

By:	/s/ Richard Bear
	Name:	Richard Bear
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Edward Wright and Richard Bear as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendment thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 8, 2019.

Signature	Title

/s/ Edward Wright	Chief Executive Officer
Edward Wright	(Principal Executive Officer)

/s/ Richard Bear	Chief Financial Officer
Richard Bear	(Principal Financial and Accounting Officer)

/s/ Anthony F. Holler	Director, Chairman of the Board of Directors
Anthony F. Holler

/s/ David A. Johnson	Director
David A. Johnson

/s/ Todd Patrick	Director
Todd Patrick

/s/ Ian Webb	Director
Ian Webb

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of CRH Medical Corporation and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on April 8, 2019.

CRH Medical Corporation (Authorized U.S. Representative)

By:	/s/ Richard Bear
	Name:	Richard Bear
	Title:	Authorized Signatory

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Specimen Common Share certificate.

4.2*	Articles of Incorporation of the Registrant.

5.1	Opinion of Blake, Cassels & Graydon LLP.

23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on page II-3 of this Registration Statement).

 ______________________________

* Incorporated by reference to the Registrant's Registration Statement on Form S-8, filed with the Commission on September 14, 2015 (File No. 333-206945).